AGREEMENT

by and among

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
A/K/A
RENAVOTIO, INC

And

SUCCESS HOLDING GROUP CORP

August 27, 2020

AGREEMENT

This Agreement, dated as of August 19, 2020 (this "**Agreement**"), is made and entered into by and among Success Entertainment Group International Inc., aka Renavotio a Nevada corporation ("**SEGN**"), and Success Holding Group Corp, (SHGR) All that are part of this agreement shall be also referred collectively as (the Parties)

RECITALS

WHEREAS, on April 3, 2020, the Board of Directors of SEGN adopted resolutions approving SEGN's acquisition of the equity interests of RII (the "**Acquisition**") by means of a share exchange with the Shareholders of RII, upon the terms and conditions as further described in the Securities Exchange Agreement attached as Exhibit A ;

WHEREAS, upon consummation of the transactions contemplated by this Agreement and subject to the terms hereof, 100% of the subsidiaries as listed on Exhibit B, owned by SEGN will become the property of Chen and Hong; and

WHEREAS, SEGN has further agreed to issue Six (6) million restricted shares of SEGN's common stock to Wei-Der Lee as fulfillment of the agreement as described in Section 1.1(b) of the Securities Exchange Agreement

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the "**Code**") and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code, and it is intended that this exchange transaction shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
THE AGREEMENT

1.1 The Agreement. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

a. SEGN will sell, convey, assign, transfer to SHGR certificates representing the Shares of the Subsidiaries, listed on Exhibit B, held by the SEGN which in the aggregate shall constitute 100% of the issued and outstanding equity interests of the subsidiaries listed on Exhibit B.

b. SHGR agrees that 100% of the assets and 100% of the liabilities as reflected in the individual audited financial statements as consolidated as of the report for period ending December 31, 2019 and further described in Exhibit C, will be transferred along with the ownership of the Shares of the Subsidiaries, listed on Exhibit B to the ownership of SHGR.

c. SEGN will issue Six (6) million restricted shares of SEGN's common stock to Wei-Der Lee, as directed by Hong, fulfilling any further obligation from SEGN regarding the Securities Exchange Agreement dated April 3, 2020.

1.2 Closing Date. The closing of the Acquisition (the "**Closing**") shall take place no later than August 30, 2020 or as soon as practicable after the satisfaction or waiver of the conditions to Closing set forth in Article 7, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the "Closing Date."

1.3 Surrender and Exchange of Certificates.

(a) At the Closing, SEGN shall deliver to VStock Transfer, who shall act as agent for the benefit of SHGR(the "**Agent"),** Book Entry Shares representing the Issuable Shares, ("**Issuable Securities**") registered in the name of Wei-Der Lee as agreed upon in Section 1.1(b) of the Securities Exchange Agreement . Said shares shall fulfill any further obligation from SEGN regarding the Securities Exchange Agreement dated April 3, 2020.

1.4 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties (as applicable) shall take all such lawful and necessary action.

1.5 Tax Consequences. It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax-free reorganization under the Code. Each party hereto is required to obtain his or its own tax advice with respect to the tax nature of the Transaction.

1.6 Restrictive Legends. The Shareholder acknowledges that the certificate(s) representing the Issuable Securities and Underlying Shares shall each conspicuously set forth on the front or back thereof a legend in substantially the following form:

"[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A

FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES."

1.7 Certain Fees. No brokerage or finder's fees or commissions are or will be payable by Pubco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

1.8 Listing and Maintenance Requirements. Pubco Common Stock is currently quoted on the SEC OTC Marketplace under the symbol "SEGN". SEGN is presently in compliance with all such quoting, listing and maintenance requirements of the SEC Pink Marketplace.

1.9 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Pubco has filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Pubco has no knowledge of a tax deficiency which has been asserted or threatened against Pubco.

1.10 Transfer Agent. Pubco's transfer agent is VStock Transfer. Such transfer agent is eligible to transfer securities via Depository Trust Company ("**DTC**") and Deposit Withdrawal Agent Commission ("**DWAC**") and ("DRS").

1.11 No Undisclosed Liabilities. The Subsidiaries, listed on Exhibit B has no undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent, or otherwise.

1.12 Disclosure. All statements of fact made by the Parties in this Agreement, are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 2
INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

2.1 Indemnification.

(a) Subject to the provisions of this Article 2, and irrespective of any due diligence investigation conducted by the Parties with regard to the transactions contemplated hereby, SHGRagrees to indemnify fully in respect of, hold harmless and defend SEGN and the Shareholders, and each of the officers, agents and directors of SEGN and/or the Shareholders against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a "**Claim**" and collectively "**Claims**") to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Pubco in this Agreement.

(b) Subject to the provisions of this Article 2, SEGN agrees to indemnify fully in respect of, hold harmless and defend SHGRagainst any Claims to which they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by SEGN and/or any Shareholder in this Agreement; provided that SEGN shall have no responsibility hereunder for any of the liabilities of the Subsidiaries, listed on Exhibit B

2.2 Survival of Indemnity: Notwithstanding any provision in this Agreement to the contrary, the representations and warranties given or made by the Parties under this Agreement shall survive the date hereof for a period of forty-eight (48) months from and after the Closing Date (the last day of such period is herein referred to as the "**Expiration Date**"), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not affect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely and claims with respect to fraud by the Parties must be made at any time, as long as such claim is made within a reasonable period of time after discovery by the claiming party.

2.3 Method of Asserting Claims, Etc. The party claiming indemnification is hereinafter referred to as the "**Indemnified Party**" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "**Indemnifying Party**." All Claims for indemnification by any Indemnified Party under this Article 2 shall be asserted as follows:

(a) In the event that any Claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within ten (10) business days from the date upon which the Indemnified Party has Knowledge of such Claim, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim or demand) (the "**Claim Notice**"). The Indemnified Party's failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party's ability to defend against the claim or demand. The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the "**Notice Period**") to notify the Indemnified Party: (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim or demand, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which he shall deem necessary or appropriate to protect his interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he, she or it does not dispute liability for indemnification under this Article 5 and that such person desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the

fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party (a "**Material Conflict**"). If requested by the Indemnifying Party and there is no Material Conflict, the Indemnified Party agrees to cooperate with the Indemnifying Party and his, her or its counsel in contesting any Claim or demand which the Indemnifying Party elects to contest or, if appropriate and related to the Claim in question, in making any Counterclaim against the person asserting the third party Claim or demand, or any cross-complaint against any person. No Claim for which indemnity is sought hereunder and for which the Indemnifying Party has acknowledged liability for indemnification under this Article 5 may be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(b) In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder which does not involve a Claim or demand being asserted against or sought to be collected from him by a third party, the Indemnified Party shall give a Claim Notice with respect to such Claim to the Indemnifying Party. If, after receipt of a Claim Notice, the Indemnifying Party does not notify the Indemnified Party within the Notice Period that he, she or it disputes such Claim, then the Indemnifying Party shall be deemed to have admitted liability for such Claim in the amount set forth in the Claim Notice.

(c) The Indemnifying Party shall be given the opportunity to defend the respective Claim.

ARTICLE 3
Confidentiality; Access to Information.

3.1 Confidentiality. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 3 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

ARTICLE 4
CONDITIONS TO CLOSING

4.1 Conditions to Close. The obligations of Parties under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, SEGN shall have delivered or caused to be delivered to VSTOCK Transfer the following:

(i) this Agreement duly executed by the Parties.

(ii) the registration of the common stock of the subsidiaries as listed on Exhibit B shall be evidenced as being transferred from the name of SEGN to SHGRor their designee

(iii) resolution duly adopted by the Board of Directors of RII authorizing and approving the execution, delivery, and performance of this Agreement.

(iv) resolution and instructions to issue shares registered in the name of Wei-Der Lee.

(v) the shares issued to Wei-Der Lee will be authorized but unissued until the common stock of the Subsidiaries as listed on Exhibit B has been transferred from SEGN consummating this transaction and shall complete any obligation from SEGN regarding the Securities Exchange Agreement dated April 3, 2020.

(b) No Liabilities. At the Closing, SEGN shall have no payables or liabilities, related party debts (contingent or otherwise), no material past due tax obligations and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement.

(c) Consummation of Agreement. The Agreement shall have been entered into and the transactions contemplated thereby shall have been consummated.

ARTICLE 5
GENERAL PROVISIONS

5.1 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by all parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement

hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign this Agreement or any rights or obligations hereunder.

5.5 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Oklahoma, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, dircctors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Tulsa. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Tulsa, Tulsa County for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.7 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full

force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.9 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.10 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.11 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

On behalf of:

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.,
a Nevada corporation

By: ______________________________
William Robinson -Chairman and Director

And

Success Holding Group Corp
a Colorado corporation

By: ______________________________
Steve Andrew Chen Chairman and Director

EXHIBIT A

Securities Exchange Agreement